Barrick Barrick’s Offer for NovaGold Myths and Realities (All figures expressed in US dollars unless otherwise indicated) 20 September 2006

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION Certain information contained or incorporated by reference in this presentation, including any information as to our future financial or operating performance, constitutes "forward-looking statements". All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such factors include, but are not limited to: fluctuations in the currency markets (such as the Canadian and Australian dollars, South African rand and Papua New Guinea kina versus the U.S. dollar); fluctuations in the spot and forward price of gold or certain other commodities (such as copper, silver, diesel fuel and electricity); changes in U.S. dollar interest rates or gold lease rates that could impact the mark to market value of outstanding derivative instruments and ongoing payments/receipts under interest rate swaps and variable rate debt obligations; risks arising from holding derivative instruments (such as credit risk, market liquidity risk and mark to market risk); changes in national and local government legislation, taxation, controls, regulations and political or economic developments in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Chile, Peru, Argentina, South Africa, Tanzania, Russia or Barbados or other countries in which we do or may carry on business in the future; business opportunities that may be presented to, or pursued by, us; our ability to successfully integrate acquisitions, including our recent acquisition of Placer Dome; operating or technical difficulties in connection with mining or development activities; employee relations; the speculative nature of gold exploration and development, including the risks of obtaining necessary licenses and permits; diminishing quantities or grades of reserves; adverse changes in our credit rating; and contests over title to properties, particularly title to undeveloped properties. In addition, there are risks and hazards associated with the business of gold exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance, or inability to obtain insurance, to cover these risks). Many of these uncertainties and contingencies can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. You are cautioned that forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this presentation are qualified by these cautionary statements. Specific reference is made to Barrick’s most recent Form 40-F/Annual Information Form on file with the SEC and Canadian provincial securities regulatory authorities for a discussion of some of the factors underlying forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws. ADDITIONAL DISCLOSURE On August 4, 2006, Barrick Gold Corporation filed a tender offer statement related to its tender offer for the outstanding common shares of NovaGold Resources Inc.  Investors and security holders of NovaGold are urged to read the tender offer statement, because it contains important information. Investors and security holders of NovaGold may obtain a free copy of the tender offer statement and other documents filed by Barrick Gold Corporation with the SEC at the SEC’s website at www.sec.gov. The tender offer statement may also be obtained for free from Barrick Gold Corporation on its website or by directing a request to Barrick Gold Corporation’s investor relations department.

Barrick’s Offer for NovaGold SUMMARY OF THE OFFER: Price $14.50 per Share in cash Expiry September 29, 2006 at 6:00 p.m. (Toronto time) Key Conditions No material adverse change in NovaGold or any of its assets Minimum tender condition of 50.1% No legal restraint challenging the Offer Shareholder Rights Plan waived or made ineffective Rights Plan Application made for removal Hearing on September 27, 2006

Barrick’s Offer for NovaGold REALITY: All cash offer of $14.50 per share Significant premium to: Price preceding the July 2006 bid ($11.67 / share) February 2006 equity issue price ($11.75 / share) Mitigates significant permitting, development, operating, financing and commodity price risks for NovaGold shareholders NovaGold has not surfaced an alternative transaction NovaGold’s legal maneuvers have failed Barrick’s Offer represents fair value

Barrick’s Offer for NovaGold MYTH: Barrick will not meet its contractual obligations to earn an additional 40% interest in Donlin Creek  REALITY IS THAT BARRICK: Is the manager of the Donlin Creek Project Confident we will deliver a feasibility study by November 12, 2007 Will enforce its rights to earn the additional 40% interest Prior to the announcement of the Offer, NovaGold never publicly disclosed any material issues or concerns regarding Barrick's ability to earn in to 70% of Donlin Creek

Barrick’s Offer for NovaGold NovaGold’s assertions in court: Request for temporary restraining order not granted Injunction against Offer due to alleged Barrick disclosure inaccuracies denied Expedited Hearing on Barrick right to 70% in Donlin Creek denied Request for status conference on expedited hearing denied

Barrick’s Offer for NovaGold MYTH: NovaGold contends that Pioneer’s property is not essential to the timely development and value of Galore Creek REALITY IS THAT NOVAGOLD: Made a hostile bid for Pioneer Has commenced litigation to gain control of any Pioneer shares acquired by Barrick Barrick now owns over 80% of Pioneer and will act to protect its interests in Pioneer

Barrick's Offer for NovaGold

BARRICK

MYTH:

- NovaGold contends it has millions of resource ounces making it significantly undervalued

REALITY:

- Currently, NovaGold has no reserves
- NovaGold's latest estimate of resources used unsubstantiated assumptions
- NovaGold's recent calculations assume NovaGold retains a 70% interest in Donlin Creek
- NovaGold's Galore Creek Feasibility Study has been delayed and will not be released until AFTER Barrick's bid expires

Barrick has not seen anything in NovaGold's recent public releases that has demonstrated additional value

8

Barrick’s Offer for NovaGold MYTH: NovaGold contends it has millions of resource ounces making it significantly undervalued at $33/ounce of Total Enterprise Value (TEV) relative to recent comparable transactions1,2 REALITY: Barrick is paying over $100/ounce of measured and indicated resources NOT including required capital expenditures and operating costs Barrick is paying over $500 3 per ounce when acquisition, capital and operating costs are considered NovaGold has no comparables in the amount of capital required to develop its resources relative to its market capitalization Barrick is paying a fair price and assuming all permitting, development, operating, financing and commodity price risks 1 Total Enterprise Value (TEV) calculated as NovaGold’s market capitalization on the last trading day prior to the Barrick Offer (July 21, 2006) less cash, plus debt, plus preferred shares, plus minority interests. Based on measured and indicated resources and a 30% ownership of Donlin Creek. 2 TEV/Resource value of $33/oz as per NovaGold Director’s Circular, August 12, 2006. Based on measured, indicated and inferred resources and a 70% ownership of Donlin Creek. NovaGold August 2, 2006 Statement Solicitation/Recommendation Statements Presentation. 3 Total Acquisition Cost (TAC) calculated as the sum of the operating, capital and acquisition costs per ounce of recoverable gold as per public documents. Donlin Creek capital expenditure amount is an average of eight equity analyst estimates for the project.

Barrick's Offer for NovaGold

REALITY (cont'd):

- Barrick is paying over $100/ounce[1] of Total Enterprise Value (TEV), as opposed to the $33/oz number put forth by NovaGold[2]

Implied Offer Value (Total Enterprise Value / Resources) ($/oz)



Enterprise Value / Total Resources ($/oz)
$120
$100
$80
$60
$40
$20
$0
$33
$66
+$34
$99
+$33
$102
+$3
$102
NovaGold Presentation 2
Excluding Inferred Resources
Use of 30% Donlin Ownership
Shares Adjusted for Coast Mountain Acquisition
Aggregate Total 1

1 Total Enterprise Value (TEV) calculated as NovaGold's market capitalization on the last trading day prior to the Barrick Offer (July 21, 2006) less cash, plus debt, plus preferred shares, plus minority interests. Based on measured and indicated resources and a 30% ownership of Donlin Creek.

2 TEV/Resource value of $33/oz as per NovaGold Director's Circular, August 12, 2006. Based on measured, indicated and inferred resources and a 70% ownership of Donlin Creek. NovaGold August 2, 2006 Statement Solicitation/Recommendation Statements Presentation.

10

Barrick's Offer for NovaGold

BARRICK

MYTH:

- NovaGold contends it has millions of resource ounces making it significantly undervalued at $33 per ounce of Total Enterprise Value (TEV) relative to recent comparable transactions[1]

REALITY:

- Barrick is paying over $500/ounce of Total Acquisition Cost[2]

Total Acquisition Cost ($/oz) [3]


Gallery Gold (IAMGold)
$701
Viceroy (Yamana)
$524
NovaGold (Barrick)
$517
Bolivar Gold (Gold Fields)
$501
Riddarhyttan (Agnico Eagle - 86%)
$423
Virginia Gold (Goldcorp)
$418
Getchell Gold (Placer Dome)
$412
Western Silver (Glamis)
$393
Crown (Kinross)
$315
Sutton Resources (Barrick Gold)
$311
Branscote Holdings (Meridian)
$287
Francisco Gold (Glamis)
$253
Pangea Goldfields (Barrick Gold)
$178
- Acquisition Costs
- Capital Costs
- Operating Costs

Average[3] - $393/oz

[1] Total Enterprise Value calculated as NovaGold's market capitalization on the last trading day prior to the Barrick Offer (July 21, 2006) less cash, plus debt, plus preferred shares, plus minority interests. TEV/Resource value of $33/oz as per NovaGold Director's Circular, August 12, 2006.

[2] Total Acquisition Cost (TAC) calculated as the sum of the operating, capital and acquisition costs per ounce of recoverable gold as per public documents. Donlin Creek capital expenditure amount is an average of eight equity analyst estimates for the project.

[3] Average excludes NovaGold.

11

Barrick’s Offer for NovaGold NovaGold’s capital requirements are unprecedented for a junior gold company of its size NovaGold’s equity requirement could represent the largest treasury offering ever completed by a gold company and could exceed the total value of all junior gold financings completed in the last 12 months Largest Gold Equity Offerings ($billions) 1,2 NovaGold Capital Requirement for all Projects 1 1.6 NovaGold Pre-Bid Market Capitalization 2 1.1 Newmont November 2003 Offering 1.1 All Junior Gold Offerings 3 (last 12 months) 1.0 1 NovaGold capital cost estimates for each of Galore Creek, Donlin Creek and Nome as per the average of analyst consensus estimates. Assumes 30% ownership of Donlin Creek by NovaGold. 2 NovaGold market capitalization based on NovaGold’s share price of $11.67 on the last trading day prior to the Barrick Offer, and shares outstanding on August 11, 2006 as disclosed in NovaGold’s Directors’ Circular. 3 Sum of all equity offerings completed by junior gold mining companies (defined as having a market capitalization of less than $1.5 billion) within the past twelve months of the Barrick Offering. Source: CIBC World Markets.

Barrick’s Offer for NovaGold MYTH: NovaGold contends that Barrick's Offer is inadequate REALITY: Barrick's all-cash Offer represents fair value and a significant premium for NovaGold shareholders NovaGold Share Price Performance (AMEX) NovaGold Share Price ($) Spot Gold Price Gold Price ($/oz) July 24 Barrick Offer = $14.50 Feb. 8 Equity Offering = $11.75 Pre-Offer Share Price = $11.67

Barrick’s Offer for NovaGold REALITY: All cash offer of $14.50 per share Significant premium to: Price preceding the July 2006 bid ($11.67 / share) February 2006 equity issue price ($11.75 / share) Historical share price at current gold price level ($11.01 / share) Mitigates significant permitting, development, operating, financing and commodity price risks for NovaGold shareholders NovaGold has not surfaced an alternative transaction NovaGold’s legal maneuvers have failed Barrick’s Offer represents fair value NovaGold should let their shareholders decide

Barrick Barrick’s Offer for NovaGold Myths and Realities (All figures expressed in US dollars unless otherwise indicated) 20 September 2006